Release Date:	April 24, 2026
IMMEDIATE

Moog Inc. Reports Outstanding Second Quarter 2026 Results
and Raises Full-Year Guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and control systems, today reported fiscal second quarter 2026 results, reflecting robust demand, strengthening operations and continued progress toward the company’s long-term financial objectives.

“Our teams delivered another outstanding quarter. Demand is strong, business is executing well and we are delivering results ahead of guidance,” said Pat Roche, CEO. “We are confident in our ability to deliver for the rest of the year."

(in millions, except per share results)	Three Months Ended
	Q2 2026	Q2 2025	Deltas
Net sales	$1,052	$934	13%
Operating margin	13.1%	11.7%	140 bps
Adjusted operating margin(1)	13.4%	12.5%	90 bps
Diluted net earnings per share	$2.55	$1.71	49%
Adjusted diluted net earnings per share(1)	$2.64	$1.88	40%
Net cash provided (used) by operating activities	$130	$40	$90
Free cash flow(1)	$98	$2	$95
(1) See the reconciliations of adjusted financial measures to the most directly comparable U.S. GAAP measures included in the financial statements herein for the periods ended March 28, 2026, and March 29, 2025.

Quarter Highlights

•Net sales increased, reflecting robust growth across all four segments.

•Operating margin and adjusted operating margin increased, reflecting profitable sales growth, pricing and operational performance, partially offset by tariff pressure.

•Diluted net earnings per share and adjusted diluted net earnings per share, both at record levels, were driven by higher operating margin and higher sales, offset partially by tariff pressure.

•Free cash flow improved significantly, driven by strong earnings and working capital management.

•Twelve-month backlog increased 33% to a record $3.3 billion, reflecting continued demand across our markets.

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Segment Results
Sales in the second quarter of 2026 increased 13% to $1.1 billion. Space and Defense sales increased 16% to $314 million, reflecting broad-based defense demand. Demand was particularly strong for space vehicles and missile controls. Commercial Aircraft sales increased 15% to $247 million, driven by increased volume and pricing on certain major production programs. Military Aircraft sales increased 10% to $235 million, driven by higher activity on the MV-75 program. Industrial sales increased 9% to $256 million, driven by strong demand for data center cooling pumps, as well as favorable foreign currency translation.

Operating margin in the second quarter of 2026 increased 140 basis points to 13.1%, compared to the second quarter of 2025. Military Aircraft operating margin increased 260 basis points to 13.7%, driven by profitable sales growth. Space and Defense operating margin increased 170 basis points to 13.8%, driven by profitable sales growth, partially offset by increased investments for product development, business capture and operational readiness. Industrial operating margin increased 130 basis points to 12.9%, driven by lower charges associated with simplification initiatives and the benefits from business optimization, partially offset by tariff pressure. Commercial Aircraft operating margin increased 10 basis points to 11.9%, driven by pricing benefits, partially offset by tariff pressure.

Adjusted operating margin excludes $3 million and $7 million of charges primarily associated with simplification initiatives in the second quarter of 2026 and 2025, respectively. Industrial adjusted operating margin decreased 20 basis points to 13.2% in the second quarter of 2026 compared with the second quarter of 2025, as tariff pressure offset simplification benefits.

Free Cash Flow Results
Free cash flow for the quarter was $98 million. Strong earnings contributed to cash generation, while working capital remained relatively constant despite strong sales growth. Inventory growth to support higher sales was largely offset by customer advances. Capital expenditures were $32 million, reflecting continued investment to support future growth.

Fiscal 2026 Financial Guidance
“We had an outstanding second quarter and expect an even stronger business performance in the second half of 2026," said Jennifer Walter, CFO. “We're increasing our 2026 guidance for sales and adjusted earnings per share, and reaffirming our guidance for adjusted operating margin and free cash flow conversion.”

	FY 2026 Guidance
	Current	Previous
Net sales (in billions)	$4.3	$4.3
Adjusted operating margin	13.4%	13.4%
Adjusted diluted net earnings per share(1)	$10.60	$10.20
Free cash flow conversion	60%	60%
(1) Adjusted diluted net earnings per share is forecasted to be within range of +/- $0.20.

Conference call information
In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call and supplemental financial materials at www.moog.com/investors/communications.

Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by words such as: “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” “assume” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). These forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, are neither historical facts nor guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.

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Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission (“SEC”) and include, but are not limited to, risks relating to: (i) our operation in highly competitive markets with competitors who may have greater resources than we possess; (ii) our operation in cyclical markets that are sensitive to domestic and foreign economic conditions and events; (iii) current and future geopolitical conditions and events, including wars, armed conflicts, sanctions, trade restrictions and related disruptions to global markets and supply chains; (iv) our heavy dependence on government contracts that may not be fully funded, delayed or terminated; (v) our ability to remediate the material weakness in internal control over financial reporting and maintain effective disclosure controls and procedures; (vi) supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; (vii) failure of our subcontractors or suppliers to perform their contractual obligations; (viii) risks related to information systems interruptions, intrusions, cybersecurity threats or new software implementations; and (ix) our accounting estimates for over-time contracts and any changes we may need to make thereto. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties.

While we believe we have identified and discussed in our SEC filings the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements we make herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this press release, except as required by applicable law.

Non-GAAP Financial Measures
The press release also includes certain financial information that is not presented in accordance with Generally Accepted Accounting Principles (“GAAP”), including, but not limited to, “Adjusted Operating Margin,” “Adjusted Diluted Net Earnings Per Share,” “Adjusted Net Earnings,” “Adjusted Effective Tax Rate,” “Free Cash Flow” and “Free Cash Flow Conversion.” While we believe that these non-GAAP financial measures may be useful in evaluating our financial condition and results of operations, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. Adjustments to operating profit and margin and net earnings per share have included restructuring charges; acquisition- and integration-related costs; gains or losses on investments; asset impairments; litigation and regulatory matters; discrete tax items; changes in the fair value of contingent consideration; foreign exchange gains or losses; and other non-recurring or non-cash items. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measures can be found in the accompanying materials.

The press release also includes certain forward-looking non-GAAP financial guidance, including, but not limited to, “Adjusted Diluted Net Earnings per Share,” “Adjusted Operating Margin” and “Free Cash Flow Conversion". The Company is unable to provide a reconciliation of such forward-looking non-GAAP guidance to the most directly comparable GAAP measures without unreasonable effort because certain items that are material to the comparable GAAP measures are not available and cannot be estimated with reasonable certainty. These items are dependent on future events that are difficult to predict and outside the Company’s control. These items may include, but are not limited to, restructuring charges; acquisition- and integration-related costs; gains or losses on investments; asset impairments; litigation and regulatory matters; discrete tax items; changes in the fair value of contingent consideration; foreign exchange gains or losses; and other non-recurring or non-cash items. The timing and amount of these items may vary significantly from period to period and could have a material impact on the Company’s GAAP results, including, but not limited to, “Diluted Net Earnings per Share” and “Operating Margin”.

Contact: Aaron Astrachan
716.687.4225

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Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net sales	$1,051,947	$934,022	$2,152,293	$1,841,904
Cost of sales	764,392	675,255	1,570,498	1,338,059
Inventory write-down	—	2,149	—	2,149
Gross profit	287,555	256,618	581,795	501,696
Research and development	26,662	24,481	51,296	48,086
Selling, general and administrative	136,324	133,932	285,283	262,069
Interest	15,540	19,548	32,735	35,796
Restructuring	1,505	2,425	2,956	6,209
Other	(1,295)	4,174	(508)	3,043
Earnings before income taxes	108,819	72,058	210,033	146,493
Income taxes	26,980	17,448	49,343	34,357
Net earnings	$81,839	$54,610	$160,690	$112,136

Net earnings per share
Basic	$2.58	$1.73	$5.07	$3.53
Diluted	$2.55	$1.71	$5.01	$3.49

Weighted average common shares outstanding
Basic	31,715,560	31,558,372	31,696,403	31,764,917
Diluted	32,102,535	31,942,315	32,072,594	32,174,804

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Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS, ADJUSTED DILUTED NET EARNINGS PER SHARE AND ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net Earnings as Reported	$81,839	$54,610	$160,690	$112,136
Adjustments to Net Earnings:
Program terminations(1)	—	—	1,324	—
Simplification initiatives(2)	3,303	5,343	5,292	11,399
Acquisition and integration(3)	—	—	3,606	—
Other charges(4)	400	2,000	533	2,000
Tax effect of adjustments	(932)	(1,801)	(2,642)	(3,313)
Net Earnings as Adjusted	$84,610	$60,152	$168,803	$122,222

Diluted Net Earnings Per Share
As Reported	$2.55	$1.71	$5.01	$3.49
As Adjusted	$2.64	$1.88	$5.26	$3.80

Effective Income Tax Rate
As Reported	24.8%	24.2%	23.5%	23.5%
As Adjusted	24.8%	24.2%	23.5%	23.6%
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
(1) Adjustments include costs related to the termination of significant development, production, or support programs, such as write-off and impairments of inventory and long-lived assets, contract termination costs and other related charges or credits.
(2) Adjustments include costs related to footprint rationalization, portfolio shaping and legal entity re-organization activities, such as facility closure costs, employee severance and retention costs, write-off and impairments of inventory and long-lived assets and other related charges or credits.
(3) Adjustments include acquisition related activity, such as amortization of inventory fair value step-up and professional services fees. Charges also include costs related to integrating the businesses, such as employee severance and retention costs, professional services fees, legal entity and facility rationalization costs and other related charges or credits.
(4) Adjustments include costs associated with business interruptions from natural causes, litigation matters and other charges or credits that are not part of normal operations.

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Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net sales:
Space and Defense	$313,593	$270,184	$637,871	$517,968
Military Aircraft	235,489	213,849	482,900	427,269
Commercial Aircraft	247,007	215,563	514,850	434,053
Industrial	255,858	234,426	516,672	462,614
Net sales	$1,051,947	$934,022	$2,152,293	$1,841,904
Operating profit:
Space and Defense	$43,265	$32,778	$86,035	$61,558
	13.8%	12.1%	13.5%	11.9%
Military Aircraft	32,310	23,716	60,438	47,325
	13.7%	11.1%	12.5%	11.1%
Commercial Aircraft	29,316	25,347	57,730	51,114
	11.9%	11.8%	11.2%	11.8%
Industrial	33,046	27,210	69,180	52,658
	12.9%	11.6%	13.4%	11.4%
Total operating profit	137,937	109,051	273,383	212,655
	13.1%	11.7%	12.7%	11.5%
Deductions from operating profit:
Interest expense	15,540	19,548	32,735	35,796
Equity-based compensation expense	4,770	3,695	9,725	8,020
Non-service pension expense	1,147	1,939	2,277	3,885
Corporate and other expenses, net	7,661	11,811	18,613	18,461
Earnings before income taxes	$108,819	$72,058	$210,033	$146,493

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Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Space and Defense operating profit - as reported	$43,265	$32,778	$86,035	$61,558
Simplification initiatives	2,636	1,138	3,959	2,068
Acquisition and integration	—	—	3,606	—
Other charges	—	—	133	—
Space and Defense operating profit - as adjusted	$45,901	$33,916	$93,733	$63,626
	14.6%	12.6%	14.7%	12.3%

Military Aircraft operating profit - as reported	$32,310	$23,716	$60,438	$47,325
Program terminations	—	—	1,324	—
Simplification initiatives	—	—	—	591
Other charges	—	2,000	—	2,000
Military Aircraft operating profit - as adjusted	$32,310	$25,716	$61,762	$49,916
	13.7%	12.0%	12.8%	11.7%

Commercial Aircraft operating profit - as reported and adjusted	$29,316	$25,347	$57,730	$51,114
	11.9%	11.8%	11.2%	11.8%

Industrial operating profit - as reported	$33,046	$27,210	$69,180	$52,658
Simplification initiatives	667	4,205	1,333	8,740
Industrial operating profit - as adjusted	$33,713	$31,415	$70,513	$61,398
	13.2%	13.4%	13.6%	13.3%

Total operating profit - as adjusted	$141,240	$116,394	$283,738	$226,054
	13.4%	12.5%	13.2%	12.3%

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Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 28, 2026	September 27, 2025
ASSETS
Current assets
Cash and cash equivalents	$307,553	$62,013
Restricted cash	679	200
Receivables, net	605,518	506,768
Unbilled receivables	842,157	744,352
Inventories, net	931,804	914,302
Prepaid expenses and other current assets	105,830	142,345
Total current assets	2,793,541	2,369,980
Property, plant and equipment, net	1,060,100	1,019,906
Operating lease right-of-use assets	54,149	52,799
Goodwill	873,510	842,313
Intangible assets, net	60,544	66,101
Deferred income taxes	6,903	22,459
Other assets	53,851	52,497
Total assets	$4,902,598	$4,426,055
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$500,000	$1,563
Accounts payable	328,084	318,402
Accrued compensation	81,968	106,040
Contract advances and progress billings	469,206	372,988
Accrued liabilities and other	286,743	320,075
Total current liabilities	1,666,001	1,119,068
Long-term debt, excluding current installments	739,825	944,123
Long-term pension and retirement obligations	152,791	157,218
Deferred income taxes	45,489	32,600
Other long-term liabilities	196,012	180,491
Total liabilities	2,800,118	2,433,500
Shareholders’ equity
Common stock - Class A	43,874	43,864
Common stock - Class B	7,406	7,416
Additional paid-in capital	1,021,544	839,328
Retained earnings	2,976,532	2,834,548
Treasury shares	(1,252,323)	(1,209,200)
Stock Employee Compensation Trust	(279,828)	(195,491)
Supplemental Retirement Plan Trust	(253,378)	(170,191)
Accumulated other comprehensive loss	(161,347)	(157,719)
Total shareholders’ equity	2,102,480	1,992,555
Total liabilities and shareholders’ equity	$4,902,598	$4,426,055

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Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Six Months Ended
	March 28, 2026	March 29, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$160,690	$112,136
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	50,184	44,779
Amortization	5,449	4,629
Deferred income taxes	27,607	(12,824)
Equity-based compensation expense	9,725	8,020
Other	(217)	2,291
Changes in assets and liabilities providing (using) cash:
Receivables	(101,159)	(123,555)
Unbilled receivables	(85,779)	(31,216)
Inventories	(14,511)	(54,040)
Accounts payable	7,481	1,975
Contract advances and progress billings	88,508	8,501
Accrued expenses	(26,813)	(29,523)
Accrued income taxes	(23,972)	(22,429)
Net pension and post retirement liabilities	2,005	12,067
Other assets and liabilities	(14,372)	(13,705)
Net cash provided (used) by operating activities	84,826	(92,894)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(66,178)	(70,382)
Net proceeds from businesses sold	—	13,487
Net proceeds from buildings sold	3,065	—
Other investing transactions	(458)	(2,062)
Net cash provided (used) by investing activities	(63,571)	(58,957)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	869,400	752,500
Payments on revolving lines of credit	(1,064,400)	(462,000)
Proceeds from senior notes, net of issuance costs	492,221	—
Payments on finance lease obligations	(8,013)	(4,469)
Payment of dividends	(18,706)	(18,106)
Proceeds from sale of treasury stock	8,476	7,825
Purchase of outstanding shares for treasury	(50,431)	(126,425)
Proceeds from sale of stock held by SECT	33,782	19,289
Purchase of stock held by SECT	(34,470)	(14,808)
Other financing transactions	(3,116)	(1,457)
Net cash provided (used) by financing activities	224,743	152,349
Effect of exchange rate changes on cash	21	(2,309)
Increase (decrease) in cash, cash equivalents and restricted cash	246,019	(1,811)
Cash, cash equivalents and restricted cash at beginning of year	62,213	64,537
Cash, cash equivalents and restricted cash at end of period	$308,232	$62,726

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Moog Inc.
RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net cash provided (used) by operating activities	$129,594	$40,016	$84,826	$(92,894)
Purchase of property, plant and equipment	(31,798)	(37,604)	(66,178)	(70,382)
Free cash flow	$97,796	$2,412	$18,648	$(163,276)
Adjusted net earnings	$84,610	$60,152	$168,803	$122,222
Free cash flow conversion	116%	4%	11%	(134)%

Free cash flow is defined as net cash provided (used) by operating activities, less purchase of property, plant and equipment, less the benefit from the Receivables Purchase Agreement. Free cash flow conversion is defined as free cash flow divided by adjusted net earnings. Free cash flow and free cash flow conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. However, management believes these adjusted financial measures may be useful in evaluating the liquidity, financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

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